EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 1, 1999, except for Note 1, as to which the date is September 1, 1999, with respect to the consolidated financial statements and schedules of Senior Housing Properties Trust included in pre-effective amendment No. 3 to the Registration Statement (Form S-11) and related prospectus of Senior Housing Properties Trust.



                                                    /s/ERNST & YOUNG LLP



Boston, Massachusetts
September 1, 1999